EXHIBIT 10.8

UNLIMITED GUARANTY

TO: Manufacturers and Traders Trust Company, a New York banking corporation (the "Bank")

RE: PREMIER ONCOLOGY MANAGEMENT OF NASSAU, LLC, a New York limited liability company (the "Borrower")

To induce the Bank to make or continue to make loans, advances, or grant other financial accommodations to the Borrower, in consideration thereof and for loans, advances or financial accommodations heretofore or hereafter granted by the Bank to or for the account of the Borrower, the undersigned PREMIER ONCOLOGY, INC. (the "Guarantor") absolutely and unconditionally guarantees the full and punctual payment to the Bank of all sums which may be presently due and owing and of all sums which shall in the future become due and owing to the Bank from the Borrower, whether direct or indirect, whether as a borrower, guarantor, surety or otherwise, including, without limitation, interest, attorneys' fees and other amounts accruing after the filing of a petition in bankruptcy by or against Borrower, notwithstanding the discharge of Borrower from such obligations, together with all costs and expenses incurred by the Bank in connection with such obligations, this Unlimited Guaranty (this "Guaranty") and the enforcement thereof, and also guarantees the due performance by the Borrower of all its obligations under all other present and future contracts and agreements with the Bank, including, without limitation, all rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, forward transactions, currency swap transactions, cross-currency rate swap transactions and currency options. This is a guaranty of payment and not collection.

Guarantor also agrees:

(1)
to indemnify and hold the Bank and any Bank Affiliate (as hereinafter defined) and their directors, officers, employees, agents and attorneys harmless from and against all claims, obligations, demands and liabilities, by whomsoever asserted, and against all losses in any way suffered, incurred or paid as a result of or in any way arising out of or following or consequential to transactions with the Borrower, except for any claim arising out of the gross negligence or willful misconduct of the Bank;

(2)
that this Guaranty shall not be impaired by any modification, supplement, extension, renewal or amendment of any contract or agreement to which the parties thereto may hereafter agree, nor by any modification, increase, release or other alteration of any of the obligations hereby guaranteed or of any security therefor, nor by any agreements or arrangements whatsoever with the Borrower or anyone else, all of which may be done without notice to or consent by the Guarantor;

(3)
that the liability of the Guarantor hereunder is direct and unconditional and due immediately upon default of the Borrower without demand or notice and without requiring the Bank first to resort to any other right, remedy or security;

(4)
that Guarantor shall have no right of subrogation, reimbursement or indemnity whatsoever until the Bank is indefeasibly paid in full, nor any right of recourse to security for the debts and obligations of the Borrower to the Bank;

(5)	that the liability of the Guarantor is unlimited and shall be joint and several with the liabilities of any other guarantors;

(6)
that if the Borrower or the Guarantor or any other guarantor should at any time become insolvent or make a general assignment, or if a petition in bankruptcy or any insolvency or reorganization proceedings shall be filed or commenced by, against or in respect of the Borrower or the Guarantor, or any other guarantor of the obligations guaranteed hereby, any and all obligations of the Guarantor shall be immediately due and payable without notice;

(7)
that the Bank’s books and records showing the account between the Bank and the Borrower shall be admissible in any action or proceeding, shall be binding upon the Guarantor for the purpose of establishing the items therein set forth and shall constitute conclusive proof thereof;

(8)	that this Guaranty is, as to the Guarantor, a continuing Guaranty that shall remain effective under successive transactions until expressly terminated as hereinafter provided;

(9)
that this Guaranty may be terminated as to the Guarantor only by giving the Bank Sixty (60) days' prior written notice by registered or certified mail, and thereupon this Guaranty shall terminate with respect to Guarantor only at the expiration of said Sixty (60) day period, which shall then be the effective date of termination, and that such termination shall be applicable only to transactions having their inception after the effective date of termination and shall not affect rights and obligations arising out of transactions or indebtedness or extensions or renewals thereof having their inception prior to such date, including renewals, extensions, modifications and refinancings of such prior transactions, and also extensions of credit made pursuant to a commitment previously made by the Bank;

(10)	that the termination or dissolution of Guarantor shall not effect the termination of this Guaranty as to Guarantor;

(11)	that termination, release or limitation of any guaranty of the obligations guaranteed hereby by any other guarantor shall not affect the continuing liability hereunder of the Guarantor;

(12)
that nothing shall discharge or satisfy the liability of the Guarantor hereunder except the full indefeasible payment and performance of all of the Borrower's debts and obligations to the Bank with interest and costs of collection;

(13)
that this Guaranty shall not be affected by the illegality, invalidity or unenforceability of the obligations guaranteed, by any fraudulent, illegal or improper act by the Borrower, the legal incapacity or any other defense of the Borrower, the Guarantor or any other person obligated to the Bank consequential to transactions with the Borrower nor by the invalidation, by operation of law or otherwise, of all or any part of the obligations guaranteed hereby, including but not limited to any interest accruable on the obligations guaranteed hereby during the pendency of any bankruptcy or receivership proceeding of the Borrower;

(14)
that any and all present and future debts and obligations of the Borrower to Guarantor are hereby waived and postponed in favor of and subordinated to the full indefeasible payment and performance of all present and future debts and obligations of the Borrower to the Bank;

(15)
the Guarantor hereby grants to the Bank a continuing lien and security interest in all deposits or other sums at any time credited by or due from the Bank or any Bank Affiliate to the Guarantor and any property of the Guarantor at any time in the possession of the Bank or any Bank Affiliate whether for safekeeping or otherwise, or in transit to or from the Bank or any Bank Affiliate (regardless of the reason the Bank or Bank Affiliate had received the same or whether the Bank or Bank Affiliate has conditionally released the same) as security for the full and punctual payment and performance of all of the obligations guaranteed hereby, and such deposits and other sums may be applied or set off against such obligations at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Bank or any Bank Affiliate;

(16)
that if at any time payment of all or any part of the obligations guaranteed hereunder is rescinded or otherwise must be restored by the Bank to the Borrower or to the creditors of the Borrower or any representative of the Borrower or representative of the Borrower's creditors as a voidable preference or fraudulent transfer or conveyance upon the insolvency, bankruptcy or reorganization of the Borrower or the Guarantor, or to the creditors of the Guarantor or any representative of the Guarantor or representative of the creditors of Guarantor upon the insolvency, bankruptcy or reorganization of the Guarantor or otherwise, this Guaranty shall continue to be effective or be reinstated, as the case may be, as though such payments had not been made, and shall survive as an obligation of the Guarantor, and shall not be discharged or satisfied by said payment or payments, notwithstanding the return of the original of this Guaranty to the Guarantor or to the Borrower, or any other apparent termination of Guarantor's obligations hereunder;

(17)	that any rights and remedies available to the Bank under this Guaranty are cumulative, and not exclusive of any rights and remedies otherwise available to the Bank at law or in equity;

(18)
that the Bank’s delay or omission in exercising any of the Bank’s rights and remedies shall not constitute a waiver of these rights and remedies, nor shall the Bank’s waiver of any right or remedy operate as a waiver of any other right or remedy available to the Bank. The Bank’s waiver of any right or remedy on any one occasion shall not be considered a waiver of same on any subsequent occasion, nor shall this be considered to be a continuing waiver;

(19)
that this Guaranty incorporates all discussions and negotiations between the Bank and the Guarantor concerning the guaranty and indemnification provided by the undersigned hereby, and that no such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof, there are no preconditions to the effectiveness of this Guaranty and that no provision hereof may be altered, amended, waived, canceled or modified, except by a written instrument executed and acknowledged by the Bank’s duly authorized officer; and

(20)
that this Guaranty and all documents which have been or may be hereinafter furnished by the Guarantor to the Bank may be reproduced by the Bank by any photographic, photostatic, microfilm, xerographic or similar process, and that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

Guarantor waives: notice of acceptance hereof, presentment and protest of any instrument and notice thereof, notice of default and all other notices to which the Guarantor might otherwise be entitled; and any and all defenses, including without limitation, any and all defenses which the Borrower or any other party may have to the fullest extent permitted by law, any defense to this Guaranty based on impairment of collateral or on suretyship defenses of every type; any right to exoneration or marshaling. To the maximum extent permitted by law, Guarantor waives and terminates any homestead rights and/or exemptions respecting any premises under the provisions of any applicable homestead law, including without limitation, Section 5206 of the Civil Practice Law and Rules of New York. To the extent that it lawfully may, Guarantor hereby further agrees not to invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Bank’s rights under this Guaranty or otherwise respecting the guaranteed obligations, and to the extent that it lawfully may do so, the Guarantor hereby irrevocably waives the benefits of all such laws. Except as otherwise provided by applicable law, the Bank shall have no duty as to the collection or protection of any collateral, if any, securing the guaranteed obligations beyond the safe custody thereof.

Guarantor will from time to time execute and deliver to the Bank, and take or cause to be taken, all such other further action as the Bank may request in order to effect and confirm or vest more securely in the Bank all the rights contemplated in this Guaranty (including, without limitation, to correct clerical errors) or respecting any of the obligations guaranteed hereby or to comply with applicable statute or law.

The execution and delivery of this Guaranty is in furtherance of the Guarantor's corporate purposes, is not contrary to or in violation of its charter or by-laws and the person executing this Guaranty on Guarantor's behalf has been duly authorized to do so.

The term "Bank Affiliate" as used in this Guaranty shall mean any banking or lending affiliates of the Bank, any party acting as a participant lender in the credit arrangements contemplated herein, or any third party acting on the Bank's behalf.

This Guaranty, all acts and transactions hereunder, and the rights and obligations of the parties hereto shall be governed, construed and interpreted according to the laws of the State of New York without giving effect to the conflicts of laws principles thereof, shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Bank’s successors and assigns.

If any provision of this Guaranty is found to be invalid, illegal or unenforceable, the validity of the remainder of the Guaranty shall not be affected.

Guarantor, if not a natural person, certifies that it is and shall remain duly organized and in good standing under the laws of the State of its organization or formation and duly authorized to do business in each State material to the conduct of its business.

If as of the date any payment of proceeds of collateral received by the Bank are refunded or otherwise restored to the Borrower or any third party, the statute of limitations shall start anew with respect to any action or proceeding by the Bank against the Guarantor under this Guaranty. Likewise, any acknowledgment, reaffirmation or payment, by the Borrower or any third party, of any portion of the obligations guaranteed hereby, shall be deemed to be made as agent for the Guarantor, strictly for the purposes of tolling the running of (and/or preventing the operation of) the applicable statute of limitations with respect to any action or proceeding by the Bank against the Guarantor pursuant to this Guaranty.

Guarantor will furnish to Bank from time to time, such financial data and information about Guarantor as Bank may reasonably request (collectively, the "Financial Statements"). Guarantor represents and warrants the accuracy of any information contained therein and hereby agrees not to encumber or transfer any assets listed on any Financial Statements without the Bank's prior consent, except in the ordinary course of its business.

Guarantor irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in New York, over any suit, action or proceeding arising out of or relating to this Guaranty. Guarantor irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Guarantor hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to the Guarantor's address shown below or as notified to the Bank and (ii) by serving the same upon the Guarantor in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon the Guarantor.

GUARANTOR AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS GUARANTY, THE OBLIGATIONS GUARANTEED HEREBY, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE, OR HAS NOT BEEN WAIVED. GUARANTOR CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

Executed and dated November 5, 2007

Witness:	Guarantor:

PREMIER ONCOLOGY, INC.

_____________	By: /s/ Ron Lipstein Ron Lipstein, President

Address: 1285 Avenue of the Americas, 35th Floor New York, New York 10019

STATE OF NEW YORK COUNTY OF ____________________	: SS. :

On the 5th day of November in the year 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared, Ron Lipstein, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

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NOTARY PUBLIC

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TYPE OR PRINT NAME